EXHIBIT 10.12

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT, dated as of December 1, 2023 (the “Effective Date”), is entered into between DOW MULTINATIONAL HOLDING LLC, a Delaware limited liability company (the “Borrower”), and UNION CARBIDE CORPORATION, a New York corporation (the “Lender”). Capitalized terms used herein shall have the meanings assigned to such terms in Section 1 below.
RECITALS:

WHEREAS, the Lender has sold to the Borrower all of its membership interests in Dow InfraCo, LLC, a Delaware limited liability company, pursuant to that certain Sale and Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), between the Lender, as seller, and the Borrower, as buyer;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

1.DEFINITIONS

1.1“2022 Form 10-K” means TDCC’s annual report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

1.2“Applicable Margin” has the meaning assigned to such term in the TDCC Revolving Credit Agreement.

1.3“Benchmark Replacement Date” has the meaning assigned to such term in the TDCC Revolving Credit Agreement.

1.4“Advance” has the meaning stated in Section 2.1.

1.5“Agreement” means this Term Loan Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

1.6“Anti-Corruption Laws” means the FCPA and the UK Bribery Act.

1.7“Borrower” has the meaning stated in the preamble of this Agreement.

1.8“Business Day” means a day of the year other than a Saturday or Sunday on which banks are not required or authorized by law to close in New York City.

1.9“Economic Sanctions Laws” means economic sanctions laws, regulations, embargoes, or restrictive measures administered, enacted or enforced by OFAC, the United States Department of State, the United Nations Security Council, the European Union and His Majesty’s Treasury of the United Kingdom.

1.10“Effective Date” has the meaning stated in the preamble of this Agreement.

1.11“Event(s) of Default” has the meaning stated in Section 6.

1.12“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended from time to time.

1.13“Interest Period” means the period commencing on the first calendar day of each calendar month (or, in the case of the initial Interest Period, the Effective Date) and ending on the last calendar day of each month (or, in the case of the final Interest Period, the Maturity Date).

1.14“Interest Rate” has the meaning stated in Section 2.3.

1.15“Lender” has the meaning stated in the preamble of this Agreement.

1.16“Loan” has the meaning stated in Section 2.1.

1.17“Margin Stock” has the meaning assigned to such term in Regulation U.

1.18“Maturity Date” means December 1, 2043; provided, however, that the Maturity Date shall automatically be extended on the anniversary of the Maturity Date to successive terms with a duration of one year unless and until there shall be no amount outstanding under this Agreement for a period of 180 consecutive days, in which case the Maturity Date shall be the date occurring on the Business Day immediately following such 180 day period.

1.19“Note” means the promissory note made by the Borrower in favor of the Lender evidencing the Loan, in the form attached as Exhibit A to this Agreement.

1.20“OFAC” has the meaning set forth in the definition of “Sanctioned Country”.

1.21“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

1.22“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.23“Purchase Agreement” has the meaning stated in the recital of this Agreement.

1.24“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time.

1.25“Restricted Party List” means the Specially Designated Nationals and Blocked Persons list or any other list maintained by OFAC or the consolidated list of asset freeze targets designated by the United Nations Security Council, European Union or His Majesty’s Treasury of the United Kingdom.

1.26“Sanctioned Country” means a country or a region that is the subject of comprehensive territorial sanctions administered by U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

1.27“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

1.28“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

1.29“TDCC” means The Dow Chemical Company, a Delaware corporation.

1.30“TDCC Reference Rate” means Term SOFR plus the Applicable Margin.

1.31“TDCC Revolving Credit Agreement” means that certain Five Year Competitive Advance and Revolving Credit Agreement, dated as of November 23, 2021, among TDCC, as borrower, the banks party thereto from time to time and Citibank, N.A., as administrative agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

1.32“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

1.33“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator (the “Term SOFR Screen Rate”); provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S.; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than zero, then Term SOFR shall be deemed to be zero for purposes of this Agreement.

1.34“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Lender in its reasonable discretion).

1.35“Term SOFR Screen Rate” has the meaning set forth in the definition of “Term SOFR”.

1.36“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

1.37“UK Bribery Act” means the United Kingdom Bribery Act 2010, as amended from time to time.

2.AMOUNTS AND TERMS OF THE ADVANCE

2.1Advance.

The Lender agrees, on the terms and conditions stated in this Agreement, to make one advance to the Borrower (the “Advance”) on the date hereof in an aggregate principal amount not to exceed USD 1,543,400,000. The amount of the Advance outstanding from time to time under this Agreement is referred to as the “Loan.” Any amount of Loans repaid or prepaid may not be reborrowed.

2.2Making the Advance.

The Advance shall be made either by a transfer initiated by the Lender pursuant to cash concentration agreements or by a manual transfer from the Lender to the Borrower.

2.3Interest.

a.Subject to Section 2.3(a), the Loan shall bear interest on the outstanding principal amount thereof, for each day from the date hereof until such Loan is repaid in full, at a rate per annum (the “Interest Rate”) equal to the lesser of:

i.the TDCC Reference Rate plus 0.25 percent; and

ii.the maximum rate allowable by law.

b.If the “Interest Rate” determined pursuant to Section 2.3(a) would be a negative rate, then, notwithstanding anything to the contrary in Section 2.3(a), the Interest Rate shall be deemed to be 0.0%. The Interest Rate for each Interest Period is determined by the Lender prior to each Interest Period. Such determination shall be conclusive and binding absent manifest error.

c.Interest shall be computed on the basis of a 360-day year for actual days occurring during the Interest Period.

d.Interest on the unpaid principal amount of the Loan will be calculated on the daily outstanding principal balance which shall be capitalized and added to the unpaid principal amount of the Loan on the last day of each Interest Period.

2.4Repayment and Prepayment.

a.The Loan shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

b.The Lender may, at any time and from time to time, demand payment from the Borrower of all or any part of the Loan together with accrued but unpaid interest on the principal amount to be repaid; provided that the repayment date with respect to any such amounts shall be at least 30 days after Borrower’s receipt of written notice from Lender. The Lender may select to apply the Interest Rate in effect on the Business Day immediately preceding the notice until the repayment date.

c.The Borrower may, at any time and from time to time, prepay in whole or in part, without premium or penalty, all or any portion of the Loan together with accrued interest thereon to the date of prepayment and together with any additional amounts payable pursuant to the terms of this Agreement.

2.5Interest on Overdue Principal.

a.All past due principal, and to the extent permitted by law, interest on all past due principal, shall bear interest from the date such unpaid amount is due until the date such unpaid amount is paid in full, payable on demand, at an interest rate per annum equal to the lesser of:

i.one percent per annum above the Interest Rate; and

ii.the maximum rate allowed by law.

b.Interest on the unpaid principal amount of the Loan will be capitalized and added to the unpaid principal amount of the Loan on the last calendar day of each Interest Period.

c.Without prejudice to the rights of the Lender pursuant to Section 2.5(a), the Borrower indemnifies the Lender against any actual loss or expense which it may sustain or incur as a result of the failure by the Borrower to pay when due any principal or interest pursuant to Section 2.4 or Section 2.5. A certificate signed by an officer of the Lender setting forth the basis for the determination of the amounts necessary to indemnify the Lender in respect of any loss or expense, submitted to the Borrower by the Lender, is conclusive and binding for all purposes absent manifest error.

2.6Payments.

a.The Borrower agrees to make each payment with respect to this Agreement in the same currency in which the Advance was made. Each payment will be made to the Lender’s account at a bank to be designated by the Lender to the Borrower in writing.
b.Whenever any payment to be made under this Agreement is stated to be due on a day other than a Business Day, such payment shall be made on the immediately succeeding Business Day.

2.7Evidence of Debt.

The Lender maintains in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from the Loan and the amounts of principal and interest payable and paid from time to time under this Agreement. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts are, in the absence of manifest error, conclusive evidence of the existence and amounts of the obligations of the Borrower hereunder.

3.CONDITIONS OF LENDING

The obligation of the Lender to make the Loan under this Agreement is subject to the satisfaction (or waiver by the Lender in writing) of the following conditions precedent:

3.1Receipt by the Lender of a counterpart of each of this Agreement and the Note signed by the Borrower; and

3.2The following statements are true (and the acceptance by the Borrower of the proceeds of the Loan constitutes a representation and warranty by the Borrower that on the date hereof such statements are true):

a.The representations and warranties contained in Section 4.1 are true and correct in all respects;

b.No event has occurred and is continuing, or would result from the Loan, which, unless cured or waived, constitutes an Event of Default or would constitute an Event of Default but for the requirements that notice be given or time elapse or both; and

c.The Lender shall have received such other approvals, opinions, or documents as the Lender may reasonably request.

4.REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower hereby represents and warrants on the date hereof as follows:

4.1The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2The execution, delivery and performance by the Borrower of this Agreement and the Note are within the Borrower’s limited liability company powers, have been duly authorized by all necessary limited liability company action, and do not contravene:

a.the Borrower’s Certificate of Formation or Limited Liability Company Agreement; or

b.any law or any judgment in any material respect or any material contractual restriction binding on or affecting the Borrower.

4.3No authorization or approval (including exchange control approval) or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than routine filings which may be required from time to time) which has not already been obtained or made is required for the due execution, delivery and performance by the Borrower of this Agreement or the Note.

4.4Each of this Agreement and the Note is the legal, valid and binding obligation of the Borrower enforceable against Borrower in accordance with its terms.

4.5There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, it before any court or arbitrator or any governmental body, agency or official (a) in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower (except as disclosed in (i) the 2022 Form 10-K, (ii) TDCC’s Form 10-Qs for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed on April 26, 2023, July 26, 2023 and October 25, 2023, respectively, or (iii) any Form 8-K filed by TDCC subsequent to October 25, 2023 and at least two Business Days prior to the Effective Date) or (b) which in any manner with respect to the obligations of the Borrower challenges the validity or asserts the invalidity of this Agreement, the Note or the Loan or any material portion thereof.

4.6It is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

4.7The Borrower will not act in any capacity in connection with or benefit from the Loan advanced hereunder is (as determined at the date such connection occurs or such benefit is received): (i) included on a Restricted Party List; (ii) directly or indirectly owned (meaning 50% or greater ownership interest) by one or more persons that are on a Restricted Party List; or (iii) permanently operating, organized or resident in a Sanctioned Country.

4.8As of the Effective Date, not more than 25% of the value of its assets is Margin Stock. It is not engaged, principally or as one of its important activities in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.

5.COVENANTS OF THE BORROWER

The Borrower agrees that, so long as any portion of the Loan remains outstanding:

5.1The Borrower will keep all property used or useful in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a material adverse effect on the Borrower.

5.2The Borrower will maintain with financially sound and responsible insurance companies (which can be affiliates of the Borrower), insurance on all its properties in at least such amounts and against at least such risks (and with such risk retention) as the Borrower determines in good faith is necessary or appropriate for the prudent management of its business.

5.3The Borrower will (a) continue to engage in business of the same general type as now conducted by it; provided, that any business incidental, reasonably related or ancillary to the business conducted by the Borrower, taken as a whole, on the Effective Date or reasonable extensions thereof shall be permitted hereunder, (b) preserve, renew and keep in full force and effect its limited liability company existence and (c) preserve, renew and keep in full force and effect its rights, privileges and franchises necessary or desirable (as determined in good faith by the Borrower) in the normal conduct of business except for any such rights, privileges and franchises the failure to preserve, renew or keep in full force and effect would not have a material adverse effect on the Borrower.

5.4The Borrower will comply, in all material respects with all applicable laws (including environmental laws and Anti-Corruption Laws and Economic Sanctions Laws), ordinances, rules, regulations, and requirements of governmental authorities except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) noncompliance therewith would not have a material adverse effect on the Borrower. The Borrower will maintain, or cause to be maintained, in effect policies and procedures reasonably designed to promote such compliance with such laws, rules regulations and orders in all material respects.

5.5The Borrower will, unless the Lender otherwise consents in writing, furnish to the Lender:

a.As soon as practicable and in any event within five Business Days after the occurrence of any Event of Default, or any event which with notice or lapse of time or both would become an Event of Default, which is continuing on the date of such statement, a statement of an authorized representative of the Borrower setting forth details of such Event of Default or event and the action which the Borrower proposes to take with respect to such Event of Default or event; and

b.Such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

5.6The proceeds of the Loan will be used by the Borrower for its general limited liability company purposes. None of the proceeds of the Loan will be used in violation of Regulations T, U and X of the Federal Reserve Board. The Borrower will not use the proceeds of any portion of the Loan to fund any activities or business (i) of or with any individual or entity that is included on a Restricted Party List or (ii) in, or with the government of, any Sanctioned Country or (iii) in any manner not otherwise set forth in immediately preceding clause (i) or (ii) that would reasonably be expected to result in the Borrower being in breach of Economic Sanctions Laws; except, in each case (A) to the extent licensed by OFAC, the United Nations Security Council, or the appropriate arm of His Majesty’s Treasury of the United Kingdom, as applicable, or otherwise permissible under applicable law, and (B) as determined as of the date that the applicable proceeds are then so used.

6.EVENTS OF DEFAULT

If any of the following events (“Event(s) of Default”) occur and continue:

6.1The Borrower fails to pay, within five days of the due date thereof, any principal of the Loan, or shall fail to pay, within ten days of the due date thereof, any interest on the Loan payable hereunder or under the Note; or

6.2Any representation or warranty made by the Borrower (or any of its authorized representatives) under or in connection with this Agreement or the Note proves to have been incorrect in any material respect when made and, to the extent capable of being remedied, such default shall continue unremedied for a period of ten days after the Borrower’s knowledge thereof; or

6.3The Borrower shall fail to observe or perform the covenant contained in Section 5.3(b); or

6.4The Borrower fails to perform or observe any other term, covenant or agreement contained in this Agreement or the Note (other than those covered by Section 6.1, Section 6.2 or Section 6.3 above) on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice has been given to the Borrower by the Lender; or

6.5The Borrower.

a.fails to make any payment, whether of principal, premium or interest, in an aggregate amount equal to or greater than USD 100,000,000.00 in respect of any indebtedness (other than indebtedness resulting from the Loan) of the Borrower when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period or cure right, if any, specified in the agreement or instrument relating to such indebtedness; or

b.any other default under any agreement or instrument relating to any such indebtedness, or any other event (including a default in payment of a lesser amount than that specified above if such default would cause or permit acceleration as described in this clause) shall occur and shall continue after the applicable grace or notice period or cure right, if any, specified in such agreement or instrument, if the effect of such default or event is to (x) permit the acceleration of the maturity of any such indebtedness or (y) result in the acceleration of the maturity of any such indebtedness, in each case in an aggregate principal amount equal to or greater than USD 400,000,000; provided, that (A) an Event of Default shall not arise under clause (a) or clause (b)(x) of this Section 6.4 unless the respective failure, default or other event referred to in such clause (a) or clause (b)(x) shall continue unremedied (after giving effect to the applicable grace or notice period or cure right, if any, specified in such agreement or instrument referred to in such clause (a) or clause (b)(x)) for a period of 10 days or, if later (and if any such agreement or instrument referred to in such clause (a) or clause (b)(x) does not contain a grace or notice period or cure right applicable to such failure, default or other event), 10 days after the Borrower’s actual knowledge of such failure, default or other event, and (B) for the avoidance of doubt, the amount of indebtedness in respect of any swap contract or other derivative agreement shall be deemed to be the net obligations under such swap contract or other derivative agreement; or

6.6The Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any limited liability company action to authorize any of the foregoing or an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower under the Federal bankruptcy laws as now or hereafter in effect; or

6.7A final judgment or order for the payment of money in excess of (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) $400,000,000 shall be rendered against the Borrower and the Borrower shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 60 days after the date of entry thereof and, in the case of any such stay of execution, within said period of 60 days (or such longer period during which execution of such judgment shall have been stayed) appeal therefrom and cause the execution thereof to be stayed during such appeal; provided, however, that no Event of Default shall exist under this Section 6.7 if, upon the occurrence of any event specified above following the entry of a final judgment or order by a court or other body outside of the United States, the Board of Directors of the Borrower shall pass a resolution stating that, in the good faith opinion of such Board, the final judgment or order in question is not enforceable against the Borrower or any of its assets in the United States of America;

then, and in any such event, the Lender may by notice to the Borrower declare the Loan (together with accrued interest thereon and all other amount hereunder) immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower; provided, that in the case of an Event of Default pursuant to Section 6.6, the Loan (together with accrued interest thereon and all other amount hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

7.MISCELLANEOUS

7.1Amendments.

No amendment or modification of any provision of this Agreement, the Note or any instrument delivered under this Agreement or the Note is effective unless the same is in writing and signed by the Lender and the Borrower.

7.2Notices.

All written notices and other communications delivered by hand or sent by first class mail are effective when received, and when sent by e-mail or facsimile are effective when sent:

if to the Borrower at:

Dow Multinational Holding LLC
2211 H.H. Dow Way
Midland, MI 48674
Attention: Treasurer

and if to the Lender at:

Union Carbide Corporation
7501 State Highway 185 North
Seadrift, TX 77983
Attention: Treasurer

or, as to each party, at such other address as designated by such party in a written notice to the other party.

7.3No Waiver; Remedies.

No failure or delay on the part of the Lender to exercise any right under this Agreement or the Note operates as a waiver of this Agreement or the Note. Nor does any single or partial exercise of any right under this Agreement or the Note preclude any other or further exercise of any right under this Agreement or the Note or the exercise of any other right. The remedies provided in this Agreement or the Note are cumulative and not exclusive of any remedies provided by law.

7.4Changes in Applicable Tax Laws.

If any time during the term of the Loan, any applicable tax law is changed in such a manner that it increases the Lender’s cost of maintaining the Loan, the Borrower agrees to reimburse the Lender for all such additional costs; provided, however, that if the Borrower is prevented or unable for any reason to reimburse the Lender for such additional costs of maintaining the Loan, then the unpaid principal amount of the Loan, together with interest on the Loan, shall be immediately repaid.

7.5Costs and Expenses.

The Borrower agrees to pay on demand all losses and all costs and expenses, if any, in connection with the enforcement of this Agreement, the Note and any instruments or other documents delivered under this Agreement or the Note, including, without limitation, losses, costs and expenses sustained as a result of a default by the Borrower in the performance of its obligations contained in this Agreement, the Note or any instrument or document delivered under this Agreement or the Note.

7.6Binding Effect; Assignment.

Each of this Agreement and the Note is binding upon and inures to the benefit of the Borrower and the Lender. Neither the Borrower nor the Lender have the right to assign any of their respective rights under this Agreement or the Note or any interest herein or therein without the prior written consent of the other party to this Agreement.

7.7Governing Law; Jurisdiction; Venue.

a.This Agreement is governed by and construed in accordance with the laws of the State of New York, without regard to its provisions concerning conflicts of law.

b.ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR THE NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.

c.The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Note in any New York State or Federal court located in the Borough of Manhattan. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

7.8Severability.

In the event that a court of competent jurisdiction determines that any portion of this Agreement or the Note is in violation of any statute or public policy, then only the portions of this Agreement or the Note that violate such statute or public policy are stricken. All portions of this Agreement and the Note that do not violate any statute or public policy continue in full force and effect. Any court order striking any portion of this Agreement or the Note modifies the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties pursuant to this Agreement or the Note, as the case may be.

7.9WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.10Counterparts; Integration,

a.This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, and by the different parties hereto in separate counterparts. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

b.This Agreement and the Note constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK].

IN WITNESS WHEREOF, the parties have caused this Term Loan Agreement to be duly executed by their duly authorized representatives.

BORROWER:

DOW MULTINATIONAL HOLDING

By:	/s/ SHANDELL MASSEY
Name:	Shandell Massey
Title:	Authorized Signatory

LENDER:

UNION CARBIDE CORPORATION

By:	/s/ IGNACIO MOLINA
Name:	Ignacio Molina
Title:	Treasurer

[Signature Page to Term Loan Agreement (Step 11)]

EXHIBIT A

DOW MULTINATIONAL HOLDING LLC

PROMISSORY NOTE

USD 1,543,400,000	December 1, 2023

FOR VALUE RECEIVED, the undersigned, DOW MULTINATIONAL HOLDING LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of UNION CARBIDE CORPORATION, a New York corporation (the “Lender”), the principal sum of USD 1,543,400,000 or such lesser amount as shall be outstanding (the “Loan”) pursuant to the terms of that certain Term Loan Agreement, dated as of December 1, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Lender and the Borrower. Capitalized terms used herein and not defined have the meanings assigned to such terms in the Loan Agreement.

The principal amount of the Loan shall be due and payable on the Maturity Date. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the terms of the Loan Agreement, payable on the dates set forth therein.

Both principal and interest are payable in the same currency in which the Loan was made to the order of the Borrower at such place as the Borrower shall direct in writing.

The Lender hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note and the Loan Agreement.

This Promissory Note evidences the Loan made under the Loan Agreement, and is entitled to the benefits of the Loan Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the provisions of which are hereby incorporated by reference. The Loan Agreement provides for, among other things, the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances, upon certain terms and conditions.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York without regard to its provisions concerning conflicts of law that would require the application of the laws of any other jurisdiction.

[Signature Page Follows]

[Exhibit A to Term Loan Agreement (Step 11)]

IN WITNESS WHEREOF, this Promissory Note has been executed as of the date first written above.

DOW MULTINATIONAL HOLDING LLC

By:	/s/ SHANDELL MASSEY
Name:	Shandell Massey
Title:	Authorized Signatory

[Exhibit A to Term Loan Agreement (Step 11)]